Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that undersigned, in their capacities as directors and/or officers of MGM Resorts International and/or certain of its subsidiaries as set forth beneath their signatures below (collectively, the “Registrants”), each of which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for me and in my name, place and stead, to sign in any and all capacities (including, without limitation, the capacities listed below) the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of the Registrants, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to enable the Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 1, 2018 by the following persons in the capacities indicated.

By:	/s/ James J. Murren
Name:	James J. Murren
Title:	Chairman of the Board and Chief Executive Officer of MGM Resorts International, the Managing Member of Mirage Resorts, LLC and Managing Partner of Victoria Partners, and President of Mirage Resorts, LLC (Principal Executive Officer)
By:	/s/ Robert H. Baldwin
Name:	Robert H. Baldwin
Title:	Chief Customer Development Officer and Director of MGM Resorts International, the Managing Member of Mirage Resorts, LLC and Managing Partner of Victoria Partners

By:	/s/ Daniel J. D’Arrigo
Name:	Daniel J. D’Arrigo
Title:

Executive Vice President of Finance and Chief Financial Officer of MGM Resorts International, the Managing Member of Mirage Resorts, LLC

and Managing Partner of Victoria Partners (Principal Financial Officer)

By:	/s/ Robert C. Selwood
Name:	Robert C. Selwood
Title:	Executive Vice President and Chief Accounting Officer of MGM Resorts International, the Managing Member of Mirage Resorts, LLC and Managing Partner of Victoria Partners (Principal Accounting Officer)

By:	/s/ William A. Bible
Name:	William A. Bible
Title:	Director*

By:	/s/ Alexis M. Herman
Name:	Alexis M. Herman
Title:	Director*

By:	/s/ Roland Hernandez
Name:	Roland Hernandez
Title:	Director*

By:	/s/ William Grounds
Name:	William Grounds
Title:	Director*

By:	/s/ John Kilroy
Name:	John Kilroy
Title:	Director*

By:	/s/ Rose McKinney-James
Name:	Rose McKinney-James
Title:	Director*

By:	/s/ Daniel J. Taylor
Name:	Daniel J. Taylor
Title:	Director*

By:	/s/ Greg Spierkel
Name:	Greg Spierkel
Title:	Director*

By:	/s/ Mary Chris Gay
Name:	Mary Chris Gay
Title:	Director*

*	Director of MGM Resorts International, the Managing Member of Mirage Resorts, LLC and Managing Partner of Victoria Partners